As filed with the Securities and Exchange Commission on June 3, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

USANA HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Utah (State or Other Jurisdiction of Incorporation or Organization)	87-0500306 (I.R.S. Employer Identification Number)

3838 West Parkway Blvd.

Salt Lake City, Utah 84120

(Address of principal executive offices) (Zip Code)

USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan

(Full title of the Plan)

G. Douglas Hekking

Chief Financial Officer

USANA Health Sciences, Inc.

3838 West Parkway Blvd.

Salt Lake City, Utah 84120

(801) 954-7100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Kevin R. Pinegar, Esq.	Joshua Foukas, Esq.
Durham Jones & Pinegar, P.C.	Vice President of Finance & Assistant General Counsel
111 East Broadway, Suite 900	USANA Health Sciences, Inc.
Salt Lake City, Utah 84111	3838 West Parkway Blvd.
Telephone: (801) 415-3000	Salt Lake City, Utah 84120
Telecopy: (801) 415-3500	Telephone: (801) 954-7100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	5,000,000 shares	$29.87	$149,350,000	$17,339.54

(1)        Represents additional shares issuable under the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan, as approved by shareholders at USANA’s Annual Meeting of Shareholders on April 27, 2011.  This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)        Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high $30.29 and low $29.45 selling prices per share of the Registrant’s Common Stock on May 24, 2011, as reported on the New York Stock Exchange, or $29.87.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is being filed by USANA Health Sciences, Inc. (the “Company” or “Registrant”) to register an additional 5,000,000 shares of the Company’s Common Stock reserved for issuance under the USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s currently effective registration statement on Form S-8, Registration No. 333-133385, filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2006.

PART I

The information required by this Part I has been omitted from this Registration Statement on Form S-8 in accordance with the Note to Part I of Form S-8.

PART II

Item 3.         Incorporation of Documents by Reference

The Company hereby incorporates by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Company’s Annual Report on Form 10-K filed on March 14, 2011 for the fiscal year ended January 1, 2011;

(b)                                 The Company’s Definitive Proxy Statement filed on March 21, 2011;

(c)                                  The Company’s Form 10-Q filed on May 10, 2011 for the fiscal quarter ended April 2, 2011;

(d)                                 The Company’s Current Reports on Form 8-k filed on April 28, 2011; May 3, 2011; May 11, 2011; and May 18, 2011; and

(e)                                  The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed on December 30, 2010.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement (other than portions of such documents deemed not to be filed) and are a part hereof from the date of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

Section 16-10a-841 of the Utah Revised Business Corporation Act (the “UBCA”) allows a Utah corporation to provide, in its articles of incorporation, bylaws or by shareholder resolution, for the elimination or limitation of personal liability of a director to the corporation or to its shareholders for monetary damages for any action or omission, as a director, except (i) liability for a financial benefit received by a director to which he was not entitled, (ii) intentional infliction of harm on the corporation or the shareholders, (iii) an unlawful distribution to shareholders in violation of the UBCA, and (iv) intentional violation of criminal law.

Section 16-10a-902 of the UBCA provides that a Utah corporation may indemnify any individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding, if: (a) the director’s conduct was in good faith, (b) the director reasonably believed that his or her conduct was in, or not opposed to, the corporation’s best interests; and (c) in the case of any criminal proceeding, the director had no reasonable cause to believe such conduct was unlawful; provided, however, that a corporation may not indemnify a director under Section 16-10a-902 if the director was adjudged liable to the corporation in a proceeding by or in the right of the corporation or adjudged liable for deriving an improper personal benefit.  All indemnification is limited to reasonable expenses only.

Section 16-10a-903 of the UBCA provides that, unless limited by its articles of incorporation, a Utah corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the director was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection with the proceeding or claim with respect to which the director has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the UBCA provides that, unless otherwise limited by a corporation’s articles of incorporation, a director may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

Under Section 16-10a-904 of the UBCA, a Utah corporation may pay for or reimburse the reasonable expenses incurred by a director in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his or her good faith belief that the director has met the applicable standard of conduct, provides a written undertaking personally binding the director to pay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and a determination is made that the facts then known to those making a determination would not preclude indemnification.  The director’s undertaking need not be secured and may be accepted without reference to financial ability to make repayment.  Section 16-10a-906 prohibits a corporation from making any discretionary indemnification, payment or reimbursement of expenses unless a determination has been made that the director has met the applicable standard of conduct.

The determination required under Sections 16-10a-904 and 16-10a-906 of the UBCA must be made as follows: (1) by a majority vote of a quorum of the board of directors who are not parties to the proceeding; (2) if a quorum cannot be obtained as contemplated by (1), above, by a majority vote of a committee of two or more members of the board of directors who are not parties to the proceeding and are designated by the board of directors; (3) by special legal counsel selected by a quorum of the board of directors or its committee composed of persons determined in the manner prescribed in (1) or (2), above, or if a disinterested quorum of the board of directors or committee is not possible, then selected by a majority vote of the full board of directors, or (4) by a majority of the shareholders entitled to vote by person or proxy at a meeting.

Section 16-10a-907 of the UBCA provides that, unless a corporation’s articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

Section 16-10a-908 of the UBCA provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan against liability asserted against or incurred by the individual in that capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Sections 902, 903 or 907 of the UBCA.

Section 16-10a-909 of the UBCA provides that a provision treating a corporation’s indemnification of or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, (except an insurance policy), or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act.  If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

The Company’s Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Revised Act or any other applicable law, a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for any action taken or failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled, (b) an intentional infliction of harm on the Company or its shareholders, (c) a violation of Section 16-10a-842 of the Revised Act (regarding unlawful distributions) or (d) an intentional violation of criminal law.

The Amended and Restated Articles of Incorporation also provide that, to the fullest extent permitted by the Revised Act or other applicable law, (a) the Company will indemnify a person made or threatened to be made a party to any action for all liabilities and expenses incurred by such person in connection with such action because such person is or was a director or officer of the Company or served at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of another entity and (b) the Company will advance expenses to such person in advance of a final disposition of such action.

The Amended and Restated Articles of Incorporation further provide that neither an amendment nor repeal of the such provisions of the Company’s Amended and Restated Articles of Incorporation, nor the adoption of a provision of the Company’s Amended and Restated Articles of Incorporation that is inconsistent with such provisions, will eliminate or reduce the effect of such provisions with respect to any matter that occurs or action or proceeding that accrues or arises prior to such amendment or repeal of such provisions or the adoption of a provision that is inconsistent with such provisions.

The Company’s Bylaws require the Company to indemnify any individual who is made a party to a proceeding because the individual is or was a director or officer of the Company against any liability or expenses incurred in connection with such proceeding to the maximum extent allowed under Utah law, and to advance expenses to any such individual.

The Company has also entered into Indemnification Agreements with each of its directors and executive officers.  In such agreements, the Company agrees to hold harmless and indemnify, including with respect to expenses, the respective officer or director to the fullest extent authorized or permitted by the Revised Act, the Company’s Amended and Restated Articles of Incorporation or the Company’s Bylaws.  The Company also agrees to pay the entire amount of liabilities and expenses, without requiring the contribution of the respective officer or director, in any action in which the Company is held jointly liable with such officer or director.  The Indemnification Agreements further require the Company to advance expenses to such officer or director to the maximum extent as may be permitted under the Revised Act.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Company.

Item 7.         Exemption from Registration Claimed

Not applicable.

Item 8.         Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006).
4.2	USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan, as amended April 27, 2011 (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed March 21, 2011).
5.1	Opinion and Consent of Durham, Jones & Pinegar, P.C. as to the legality of the issuance of Common Stock offered hereby.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Durham Jones & Pinegar, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).

Item 9.         Undertakings

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A)                              Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(B)                                Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C)                                Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     If the registrant is relying on Rule 430B:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)                                  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah on this 2nd day of June, 2011.

USANA HEALTH SCIENCES, INC.

By:	/s/ G. DOUGLAS HEKKING
G. Douglas Hekking
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints David A. Wentz and G. Douglas Hekking, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ DAVID A. WENTZ	Chief Executive Officer (Principal Executive Officer)	June 2, 2011
David A. Wentz

/s/ G. DOUGLAS HEKKING	Chief Financial Officer (Principal Financial and Accounting Officer)	June 2, 2011
G. Douglas Hekking

/s/ MYRON W. WENTZ	Director	June 2, 2011
Myron W. Wentz, Ph.D.

/s/ RONALD S. POELMAN	Director	June 2, 2011
Ronald S. Poelman

/s/ ROBERT ANCIAUX	Director	June 2, 2011
Robert Anciaux

/s/ JERRY G. MCCLAIN	Director	June 2, 2011
Jerry C. McClain

/s/ GILBERT A. FULLER	Director	June 2, 2011
Gilbert A. Fuller

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Current Report on Form 8-K, filed April 25, 2006).
4.2	USANA Health Sciences, Inc. 2006 Equity Incentive Award Plan, as amended April 27, 2011 (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed March 21, 2011).
5.1	Opinion and Consent of Durham Jones & Pinegar, P.C. as to the legality of the issuance of Common Stock offered hereby
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Durham, Jones & Pinegar, P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).